UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

AURORA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40143	98-1628701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 North Audley Street
London W1K 6LX
United Kingdom
(Address of principal executive offices)	(Zip Code)

+44 (0)20 3931 9785

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-quarter of one redeemable warrant	AURCU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	AURC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AURCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events.

As previously disclosed, in the second quarter of 2022, Aurora Acquisition Corp., a Cayman Islands exempted company (“Aurora”), received a voluntary request for documents from the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”) indicating that it was conducting an investigation relating to Aurora and Better HoldCo, Inc. (“Better”) to determine if violations of the federal securities laws had occurred.

On August 3, 2023, SEC staff informed Aurora and Better that they have concluded the investigation and that they do not intend to recommend an enforcement action against Aurora or Better. This notice from the SEC staff was provided under the guidelines set forth in the final paragraph of Securities Act Release No. 5310.

Important Information for Investors and Shareholders

This communication relates to the business combination between Better and Aurora (the “Business Combination”). This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Aurora has filed with the SEC a registration statement on Form S-4, which has been declared effective by the SEC, and a definitive proxy statement/prospectus has been sent to all Aurora shareholders. Aurora also will file other documents regarding the Business Combination with the SEC. Before making any voting decision, investors and security holders of Aurora are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Neither the SEC nor any securities commission or any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Business Combination or information included herein.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Aurora through the website maintained by the SEC at www.sec.gov. The documents filed by Aurora with the SEC also may be obtained free of charge at Aurora’s website at https://aurora-acquisition.com/ or upon written request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785.

Participants in the Solicitation

Aurora and its directors and executive officers may be deemed participants in the solicitation of proxies from Aurora’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aurora is contained in Aurora’s registration statement on Form S-4, which was initially filed with the SEC on August 3, 2021, Aurora’s Annual Report on Form 10-K filed with the SEC on March 25, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports the Company file with the SEC, including the Extension Proxy Statement, each of which is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785. Better and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Aurora in connection with the Business combination. A list of the names of such directors and executive officers and information regarding their interests in the Business combination is contained in the registration statement.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aurora Acquisition Corp.

By:	/s/Arnaud Massenet
Name:	Arnaud Massenet
Title:	Chief Executive Officer

August 3, 2023